(CROWN CENTRAL PETROLEUM CORPORATION LETTERHEAD)




                                   March 30, 2000



Mr. Jack Africk
1200 North Federal Highway
Suite 211
Boca Raton, FL 33431

Dear Jack:

The terms of the letter agreement dated October 28, 1993 under which you serve as a consultant to the Company, in addition to serving on the Board and Committees of the Board, provide for cancellation of the agreement by either party at any time.

This letter confirms our mutual decision to terminate the consultancy agreement effective at the close of business on April 28, 2000. Please acknowledge your concurrence by signing the duplicate copy of this letter in the space provided.

Personally, and on behalf of the Directors and Officers of Crown, thank you for your many contributions as a consultant to the Company.

                                   Sincerely,



                                   /s/ Henry A. Rosenberg, Jr.
                                   Henry A. Rosenberg, Jr.





Acknowledged:


/s/ Jack Africk
---------------
Jack Africk